Exhibit 99.1

EQT Announces Early Results and Upsizing of its Tender Offer for 6.125% Senior Notes due 2025

PITTSBURGH, June 8, 2023 -- EQT Corporation (NYSE: EQT) (“EQT”) today announced the early results and upsizing of its previously announced tender offer (the “Tender Offer”) to purchase for cash up to an amended Maximum Tender Amount (as defined below) of its outstanding 6.125% Senior Notes due 2025 (the “Notes”). EQT has amended the Tender Offer to increase the aggregate principal amount of Notes subject to the Tender Offer (the “Maximum Tender Amount”) from $250.0 million to $300.0 million. All other terms and conditions of the Tender Offer remain unchanged and are described in the Offer to Purchase dated May 24, 2023 (the “Offer to Purchase”).

The aggregate principal amount of Notes that were validly tendered and not validly withdrawn as of 5:00 p.m., New York City time, on June 7, 2023 (the “Early Tender Date”) and the aggregate principal amount of Notes that EQT expects to accept for purchase on the Early Settlement Date (as defined below), as well as certain other terms of the Tender Offer, are set forth in the table below. Withdrawal rights for the Tender Offer expired at 5:00 p.m., New York City time, on June 7, 2023. As a result, tendered Notes may no longer be withdrawn. Because the aggregate principal amount of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date exceeded the Maximum Tender Amount, EQT will accept the Notes for purchase on a pro rata basis based on the proration factor described in the Offer to Purchase.

Title of Notes	CUSIP Number	Principal Amount Outstanding	Maximum Tender Amount	Principal Amount Tendered	Principal Amount Accepted	Reference U.S. Treasury Security	Bloomberg Reference Page(1)	Fixed Spread	Early Tender Premium(2)	Approximate Proration Factor(3)
6.125% Senior Notes due 2025	26884 LAH2	$901,521,000	$300,000,000	$672,365,000	$300,000,000	1.375% U.S. Treasury Notes due January 31, 2025	FIT4	+115 bps	$30.00	44.7%

(1)	The page on Bloomberg from which the dealer managers for the Tender Offer will quote the bid-side price of the Reference U.S. Treasury Security (as defined below).
(2)	Per $1,000 principal amount of Notes accepted for purchase.
(3)	The proration factor has been rounded to the nearest tenth of a percentage point for presentation purposes.

Payment for Notes accepted for purchase is expected to be made on June 9, 2023 (the “Early Settlement Date”). EQT’s obligation to accept for payment and to pay for the Notes validly tendered in the Tender Offer is subject to the satisfaction or waiver of a number of conditions described in the Offer to Purchase.

Although the Tender Offer is scheduled to expire at 11:59 p.m., New York City time, on June 22, 2023, because holders of Notes subject to the Tender Offer validly tendered and did not validly withdraw Notes on or before the Early Tender Date in an aggregate principal amount that exceeds the Maximum Tender Amount, EQT does not expect to accept for purchase any tenders of Notes after the Early Tender Date. EQT reserves the right, subject to applicable law, to: (i) waive any and all conditions to the Tender Offer, (ii) extend, terminate or withdraw the Tender Offer, (iii) increase or decrease the Maximum Tender Amount, or (iv) otherwise amend the Tender Offer in any respect.

The consideration (the “Early Tender Consideration”) offered per $1,000 principal amount of Notes validly tendered on or prior to the Early Tender Date and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to the fixed spread specified in the table above, plus the yield to maturity of the U.S. Treasury security specified in the table above (the “Reference U.S. Treasury Security”), calculated as of 10:00 a.m., New York City time, today. Holders should take note that, if the Early Tender Consideration determined as described in Offer to Purchase is greater than $1,000 per $1,000 principal amount of Notes, then the Early Tender Consideration will be calculated based on an assumed maturity date of January 1, 2025, the par call date for the Notes, and not February 1, 2025, the stated maturity date for the Notes. EQT expects to announce the pricing of the Tender Offer later today.

The Early Tender Date was the last date and time for holders to tender their Notes in order to be eligible to receive the Early Tender Consideration, which includes an early tender premium of $30.00 per $1,000 principal amount of Notes. In addition to the Early Tender Consideration, holders whose Notes are purchased in the Tender Offer will receive accrued and unpaid interest on such Notes from and including the last interest payment date for the Notes up to, but not including, the Early Settlement Date.

Citigroup Global Markets Inc. and Scotia Capital (USA) Inc. are acting as Lead Dealer Managers and M&T Securities, Inc. and WauBank Securities LLC are acting as Co-Dealer Managers for the Tender Offer. Any persons with questions regarding the Tender Offer should contact Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect) or Scotia Capital (USA) Inc. at (833) 498-1660 (toll-free) or LM@scotiabank.com.

The Information Agent and Tender Agent for the Tender Offer is Global Bondholder Services Corporation. Copies of the Offer to Purchase and any related Tender Offer materials may be obtained from Global Bondholder Services Corporation by calling (212) 430-3774 (banks and brokers) or (855) 654-2015 (all others, toll-free) or by emailing contact@gbsc-usa.com.

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

Investor Contact:

Cameron Horwitz

Managing Director, Investor Relations & Strategy

412.395.2555

cameron.horwitz@eqt.com

About EQT Corporation

EQT Corporation is a leading independent natural gas production company with operations focused in the cores of the Marcellus and Utica Shales in the Appalachian Basin. We are dedicated to responsibly developing our world-class asset base and being the operator of choice for our stakeholders. By leveraging a culture that prioritizes operational efficiency, technology and sustainability, we seek to continuously improve the way we produce environmentally responsible, reliable and low-cost energy. We have a longstanding commitment to the safety of our employees, contractors, and communities, and to the reduction of our overall environmental footprint. Our values are evident in the way we operate and in how we interact each day – trust, teamwork, heart, and evolution are at the center of all we do.

Cautionary Statements

This news release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include statements regarding EQT's plans and expected timing with respect to the Tender Offer.

The forward-looking statements included in this news release involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. EQT has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by EQT. While EQT considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond EQT’s control. These risks and uncertainties include, but are not limited to, volatility of commodity prices; the costs and results of drilling and operations; uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future; the assumptions underlying production forecasts; the quality of technical data; EQT’s ability to appropriately allocate capital and resources among its strategic opportunities; access to and cost of capital, including as a result of rising interest rates and other economic uncertainties; EQT’s hedging and other financial contracts; inherent hazards and risks normally incidental to drilling for, producing, transporting and storing natural gas, natural gas liquids and oil; cyber security risks and acts of sabotage; availability and cost of drilling rigs, completion services, equipment, supplies, personnel, oilfield services and sand and water required to execute EQT's exploration and development plans, including as a result of inflationary pressures; risks associated with operating primarily in the Appalachian Basin and obtaining a substantial amount of EQT’s midstream services from Equitrans Midstream Corporation; the ability to obtain environmental and other permits and the timing thereof; government regulation or action, including regulations pertaining to methane and other greenhouse gas emissions; negative public perception of the fossil fuels industry; increased consumer demand for alternatives to natural gas; environmental and weather risks, including the possible impacts of climate change; and disruptions to EQT’s business due to acquisitions and other significant transactions, including the pending acquisition of THQ Appalachia I Midco, LLC and THQ-XcL Holdings I Midco, LLC. These and other risks and uncertainties are described under Item 1A, “Risk Factors,” and elsewhere in EQT's Annual Report on Form 10-K for the year ended December 31, 2022 and may be updated by Part II, Item 1A., "Risk Factors" in subsequent Quarterly Reports on Form 10-Q and other documents EQT subsequently files from time to time with the Securities and Exchange Commission. In addition, EQT may be subject to currently unforeseen risks that may have a materially adverse impact on it.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, EQT does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

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